================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                        -------------------------------

                                  FORM 8-K/A

                            AMENDED CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  April 18, 2001

                              NVIDIA CORPORATION
            (Exact name of registrant as specified in its charter)

           Delaware                     0-23985                  94-3177549
(State or other jurisdiction of   (Commission File No.)       (I.R.S. Employer
incorporation or organization)                               Identification No.)

 2701 San Tomas Expressway, Santa Clara, CA                      95050
 (Address of principal executive offices)                      (Zip Code)

      Registrant's telephone number, including area code:  (408) 486-2000

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Item 7.  Financial Statements and Exhibits

      On May 3, 2001, NVIDIA Corporation (the "Company" or "NVIDIA") filed a Current Report on Form 8-K to report the acquisition of 3dfx Interactive, Inc. ("3dfx") on April 18, 2001, by NVIDIA's wholly-owned subsidiary, NVIDIA US Investment Company ("Acquisition Sub"). Pursuant to Item 7 of Form 8-K, NVIDIA indicated that it would file certain financial information under Item 7 of Form 8-K no later than the date required. This Amendment is filed to provide the required financial information and to amend the language of section (a) of Item 7.

  (a) Financial statements of business acquired.

      The required financial information of 3dfx has been included hereto in exhibits 2.2 and 2.3 and we hereby incorporate by reference into this Amended Current Report, Form 8-K/A, the financial statements filed with the Annual Report on Form 10-K of 3dfx Interactive, Inc. filed on May 16, 2001.

  (b) Pro forma financial information.

      The pro forma financial statements included in this Amended Current Report, Form 8-K/A are as follows:

                 Financial Statement Description                      Page
  ------------------------------------------------------------------  ----

 . Pro Forma Combined Condensed Balance Sheet
  As of January 28, 2001............................................     4
 . Pro Forma Combined Condensed Statements of Operations
  For the Year Ended January 28, 2001...............................     5
 . Notes to Pro Forma Combined Condensed Financial
  Statements........................................................     6

  (c) Exhibits.

      The following exhibits are filed with this Amended Current Report, Form 8-K/A:

   Exhibit
   Number                              Exhibit Description
   -------      ----------------------------------------------------------------

    23.1        Consent of Independent Accountants.

    99.1 3dfx audited financial statements for the year ended January 31, 2001, as filed with the Annual Report on Form 10-K of 3dfx Interactive, Inc. on May 16, 2001.*

    99.2 3dfx audited condensed financial statements for the year ended January 31, 2001, as filed with the Annual Report on Form 10-K of 3dfx Interactive, Inc. on May 16, 2001.*
----------
* Incorporated by reference to Annual Report on Form 10-K of 3dfx Interactive, Inc.

                              NVIDIA CORPORATION

              PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     On April 18, 2001, Acquisition Sub completed the purchase of certain graphic assets of 3dfx. At the closing, Acquisition Sub made payments totaling $55 million in cash and acquired specified assets relating to the graphics chip business of 3dfx, including patents and patent applications. On the date of execution of the Asset Purchase Agreement, Acquisition Sub loaned 3dfx $15 million pursuant to a Credit Agreement, dated as of December 15, 2000, by and between Acquisition Sub and 3dfx. In addition, following the closing, NVIDIA and 3dfx filed a stipulation to dismiss with prejudice the patent litigation between the parties. The litigation was dismissed on April 26, 2001, pursuant to a judicial order.

     Under the terms of the Asset Purchase Agreement, the cash consideration due at the closing was $70 million, less $15 million that was loaned to 3dfx pursuant to a Credit Agreement (the "Cash Consideration"). Pursuant to the
Asset Purchase Agreement, following this closing, Acquisition Sub is to pay 3dfx one million shares of NVIDIA common stock (the "Stock Consideration"), subject to 3dfx satisfying certain conditions. The Asset Purchase Agreement provides that the Stock Consideration becomes deliverable by Acquisition Sub to 3dfx upon the completion of the winding up of the business of 3dfx pursuant to 3dfx's plan of dissolution, and delivery to Acquisition Sub of a certificate certifying the following: (i) that the shareholders of 3dfx have duly adopted resolutions approving the wind-up and dissolution of 3dfx; (ii) that all liabilities of 3dfx and its subsidiaries have been paid in full or otherwise provided for; and (iii) that 3dfx has validly dissolved. The Asset Purchase Agreement also provides that 3dfx may request up to $25 million (the "Post-Closing Advance") prior to the payment of the Stock Consideration. If the Post-Closing Advance is paid, the Stock Consideration is reduced by the number of shares equal to the quotient determined by dividing the amount of the Post-Closing Advance by $50.00. The Post-Closing Advance can be requested by 3dfx if 3dfx (i) is not in breach of the Asset Purchase Agreement; and (ii) has expended all or substantially all of the Cash Consideration in payment of liabilities of 3dfx and its subsidiaries, and reasonably and in good faith determines (y) that the then-remaining Cash Consideration is or will be insufficient to enable 3dfx and its subsidiaries to pay in full all then-remaining liabilities of 3dfx and its subsidiaries; and (z) that all then-remaining liabilities of 3dfx and its subsidiaries could and would be paid in full if 3dfx had access to the Post-Closing Advance. The maximum amount of the Post-closing Advance is $25 million. Unless Acquisition Sub determines in good faith that the Post-Closing Advance requested would not permit 3dfx to pay in full all then-remaining liabilities of 3dfx and its subsidiaries, the Asset Purchase Agreement requires that the Post-Closing Advance be delivered to 3dfx within 10 business days after Acquisition Sub receives 3dfx's written request.

     The following pro forma combined condensed financial statements present financial information giving effect to the acquisition under purchase accounting. The pro forma combined condensed balance sheet as of January 28, 2001 is presented as if the purchase had occurred as of that date. The pro forma combined condensed statements of operations for the fiscal year ended January 28,2001 is presented as if the purchase had occurred at the beginning of the earliest period presented.

     The financial information reflects certain assumptions deemed probable by NVIDIA management regarding the purchase. The total estimated purchase cost of the acquisition was allocated on a preliminary basis to assets based upon management's best estimates of their fair value with the excess cost over the net assets acquired allocated to goodwill. The adjustments to the pro forma combined condensed financial information are subject to change pending a final analysis of the total purchase price and the fair value of the assets assumed. The impact of these changes could be material.

     The pro forma combined condensed financial statements should be read in conjunction with NVIDIA's audited and consolidated financial statements and notes thereto incorporated by reference in NVIDIA's Form 10-K, as amended, for the fiscal year ended January 28, 2001. The pro forma information is based on estimates and assumptions and may not necessarily be indicative of what NVIDIA's results of operations or financial position would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of NVIDIA's results of operations or financial position for any future period or date.

                              NVIDIA CORPORATION

                  PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  (Thousands)

                                                        Historical
                                                ---------------------------
                                                                              (A) Pro
                                                NVIDIA as of  3dfx as of       forma
                                                Jan. 28 2001  Jan. 31, 2001  adjustments    Pro forma
                                                ------------  -------------  -----------    ---------
ASSETS
Current assets:
   Cash and cash equivalents..................  $  674,275    $   9,391      $  (64,600)(B)   $ 619,066
   Restricted cash............................      24,500           --              --          24,500
   Accounts receivable, net...................     104,988        6,398         ( 6,398)        104,988
   Inventory, net.............................      89,905       22,358         (22,358)         89,905
   Prepaid expenses and other current
     assets...................................      36,741       36,214         (36,214)         36,741
   Other assets held for Sale.................          --       45,245         (45,245)             --
                                                ----------    ---------       ---------      ----------
      Total current assets....................     930,409      119,606        (174,815)        875,200
Property and equipment, net...................      47,280           --              --          47,280
Deposits and other assets.....................      38,738           --         (15,000)(B)      23,738
Goodwill and other intangibles................          --           --          74,447 (B)      74,447
                                                ----------    ---------      ----------      ----------
                                                $1,016,427    $ 119,606       $(115,368)     $1,020,665
                                                ==========    =========       =========      ==========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable...........................  $   76,535    $  64,245       $ (64,245)     $   76,535
   Accrued liabilities........................      33,212       18,008         (13,770)(B)      37,450
   Current portion of
    capital lease obligations.................         588           --              --             588
   Short term debt............................          --       15,000         (15,000)             --
                                                ----------    ---------       ---------      ----------
      Total current liabilities...............     110,335       97,253         (93,015)        114,573
Capital lease obligations, less
 current portion..............................         378           --              --             378
Deferred revenue..............................     200,000           --              --         200,000
Long-term debt................................     300,000           --              --         300,000
Stockholders' equity:
   Common stock...............................          68      430,922        (430,922)             68
   Warrants...................................          --          242            (242)             --
   Additional paid-in capital.................     277,029           --              --         277,029
   Deferred compensation......................          (6)          --              --              (6)
   Unrealized loss on equity securities.......          --       (1,722)          1,722              --
   Retained earnings..........................     128,623     (407,089)        407,089         128,623
                                                ----------    ---------       ---------      ----------
      Total stockholders' equity..............     405,714       22,353         (22,353)        405,714
                                                ----------    ---------       ---------      ----------
                                                $1,016,427    $ 119,606       $(115,368)     $1,020,665
                                                ==========    =========       =========      ==========

  See Accompanying Notes to Pro Forma Combined Condensed Financial Statements

                              NVIDIA CORPORATION

             PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     (Thousands, except per share amounts)

                                          Historical
                                  ----------------------
                                    NVIDIA      3dfx
                                  Year Ended  Year Ended       (C)
                                   Jan. 28,    Jan. 31,     Pro forma         Pro
                                     2001        2001       adjustments      forma
                                  ----------  ----------    -----------     --------

Revenues........................    $735,264   $ 233,067     $(233,067)     $735,264
Cost of revenues................     460,098     242,989      (242,989)      460,098
                                    --------   ---------     ---------      --------
Gross profit....................     275,166      (9,922)        9,922       275,166
                                    --------   ---------     ---------      --------
Operating expenses:
 Research and development.......      86,438      65,394       (49,582)(D)   102,250
 Sales, general and
  administrative................      58,437      89,106       (88,129)(D)    59,414
 In-process research and
  Development...................          --      66,250       (66,250)           --
 Amortization of goodwill and
  other intangibles.............          --      24,449        (8,657)(D)    15,792
 Impairment of goodwill and
  Other intangibles.............          --     117,065      (117,065)           --
                                    --------   ---------     ---------      --------
   Total operating expenses.....     144,875     362,264      (329,683)      177,456
                                    --------   ---------     ---------      --------
Operating income/(loss).........     130,291    (372,186)      339,605        97,710
Interest and other income,
 net............................      16,673      (4,812)        4,812        16,673
                                    --------   ---------     ---------      --------
Income/(loss) before income
 tax expense....................     146,964    (376,998)      344,417       114,383
Income tax expense/(benefit)....      47,027     (36,472)       26,048(E)     36,603
                                    --------   ---------   -----------      --------
Net income/(loss)...............    $ 99,937   $(340,526)    $ 318,369      $ 77,780
                                    ========   =========     =========      ========
Basic net income/(loss) per
 share..........................       $1.53     $(10.63)                      $1.19
                                    ========   =========                    ========
Diluted net income/(loss) per
 share..........................       $1.25     $(10.63)                      $0.98
                                    ========   =========                    ========
Shares used in basic per share
 computation....................      65,499      32,041       (32,041)       65,499
Shares used in diluted per
 share computation..............      79,647      32,041       (32,041)       79,647

  See Accompanying Notes to Pro Forma Combined Condensed Financial Statements

                              NVIDIA CORPORATION

          NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Note 1. Pro Forma Combined Condensed Balance Sheet

     The pro forma combined condensed balance sheet gives effect to the purchase as if it had occurred on January 28, 2001 and January 31, 2001 with respect to the balance sheets of NVIDIA and 3dfx, respectively.

     Under the terms of the Asset Purchase Agreement, the cash consideration due at the closing was $70 million, less $15 million that was loaned to 3dfx pursuant to a Credit Agreement (the "Cash Consideration"). Pursuant to the Asset Purchase Agreement, following this closing, Acquisition Sub is to pay 3dfx one million shares of NVIDIA common stock (the "Stock Consideration"), subject to 3dfx satisfying certain conditions. This purchase of assets will be accounted for under the purchase method of accounting.

     The following adjustments were reflected in the pro forma combined condensed balance sheet:

     (A) To remove the impact of 3dfx assets not acquired and 3dfx liabilities not assumed.

     (B) To record cash issued to 3dfx and the application of purchase accounting. The cash consideration provided at the closing consists of $70 million, less $15 million that was loaned to 3dfx pursuant to a Credit Agreement. Estimated direct transaction costs related to the closing are approximately $4.4 million.

     The amounts and components of the estimated purchase price are presented below.

                                                                  (In thousands)

     Transaction costs........................................       $  4,447
     Cash.....................................................         70,000
                                                                     --------
     Total purchase price.....................................       $ 74,447
                                                                     ========


     NVIDIA has assumed that all of 3dfx's debts and liabilities can be satisfied or paid in full with the total cash consideration of $70 million. If the debts and liabilities cannot be satisfied, under some circumstances, 3dfx could receive a cash advance from Acquisition Sub of up to $25 million and this advance would reduce the number of shares of NVIDIA common stock receivable by 3dfx by up to 500,000 shares. Consequently, due to the possibility of contingent consideration, the components of the estimated purchase price could differ from that presented above.

     Under purchase accounting, the total purchase price will be allocated to the acquired assets based upon their fair values. Allocations are subject to valuations as of the date of the completion of the purchase. NVIDIA expects to allocate the total purchase price to goodwill and other identifiable intangible and tangible assets. NVIDIA expects to amortize goodwill over five years and to amortize other identifiable intangible and tangible assets over their estimated useful lives.

     The initial allocation of the purchase price was to workforce in place; amortized over two years, patents and trademarks; amortized over five years and goodwill; amortized over five years. The final allocation will depend upon the composition of 3dfx assets acquired and NVIDIA's evaluation of the fair value of the net assets. Consequently, the actual allocation of the purchase price could differ from that presented above.

Note 2. Pro Forma Combined Condensed Statements of Operations

     The pro forma combined condensed statements of operations give effect to the purchase as if it had occurred at the beginning of the earliest period presented. The following adjustments have been reflected in the pro forma combined condensed statements of operations:

     (C) Adjustment to remove the 3dfx statements of operations in order to reflect only the ongoing impact of assets acquired.

     (D) To record the application of purchase accounting, the amortization of goodwill and other intangible and tangible assets and employee-related expenses. The pro forma adjustments assume that the purchase price will be allocated to goodwill and other identifiable intangible and tangible assets. The goodwill will be amortized on a straight-line basis over five years and the other identifiable intangible and tangible assets will be amortized over their estimated useful lives. The ultimate lives assigned will be determined at the date of closing based on the facts and circumstances existing at that date. Employee-related expense includes salaries and benefits for former 3dfx employees assumed to be hired by NVIDIA and does not include one-time non-recurring bonus and recruiting expenses of up to $7.1 million.

     (E) To reduce income tax expense for the effect of the pro forma adjustments.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 31, 2001.

                                        NVIDIA CORPORATION



                                        By: /s/ Christine B. Hoberg
                                            -----------------------------------
                                                Christine B. Hoberg
                                                Chief Financial Officer
                                                (Principal Financial and
                                                Accounting Officer)

                                   EXHIBITS

Exhibit
Number                               Exhibit Description
--------        ----------------------------------------------------------------
 23.1           Consent of Independent Accountants.

 99.1 3dfx audited financial statements for the year ended January 31, 2001, as filed with the Annual Report on Form 10-K of 3dfx Interactive, Inc. on May 16, 2001.*

 99.2 3dfx audited condensed financial statements for the year ended January 31, 2001, as filed with the Annual Report on Form 10-K of 3dfx Interactive, Inc. on May 16, 2001.*
---------------
* Incorporated by reference to Annual Report on Form 10-K of 3dfx Interactive, Inc.